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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Southern Electronics Corporation on Form S-8 of our report dated August 13, 1997, appearing in the Annual Report on Form 10-K of Southern Electronics Corporation for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP





Atlanta, Georgia
September 4, 1997